PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER dated as of March 3, 2005 ("Agreement"), by and among, Envirokare Tech, Inc., a Nevada corporation ("Parent"), and Envirokare Composite Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), on the one hand, and Thermoplastic Composite Designs, Inc., a Florida corporation ("TCD"), Dale Polk, Sr., an individual ("Polk Sr."), and Dale E. Polk, Jr., an individual ("Polk Jr." and, together with Polk Sr., the "Shareholders"), on the other hand.

                              W I T N E S S E T H:

     WHEREAS, Parent, Merger Sub, TCD and the Shareholders desire that TCD merge with and into Merger Sub (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Florida Business Corporation Act ("FBCA"), with the result that Merger Sub shall continue as the surviving corporation and the separate existence of TCD shall cease;

     WHEREAS, the Shareholders own of record and beneficially all of the one hundred (100) issued and outstanding shares of common stock, $0.01 par value per share, of TCD ("TCD Shares");

     WHEREAS, Envirokare, on even date herewith has entered into a joint venture with NOVA Chemicals Inc. ("NOVA") to be operated as LRM Industries, LLC, a Delaware limited liability company ("LRM"), for the exclusive marketing, development, production and distribution of products utilizing TCD's Thermoplastic Flowforming (TPF) Technology.

     WHEREAS, the parties previously entered into a Merger Agreement dated March 30, 2001 as amended on September 21, 2003 (the "Existing Merger Agreement"), which Existing Merger Agreement as amended has not yet closed; and

     WHEREAS, the parties wish to terminate such Existing Merger Agreement and supersede any of its terms and conditions with those contained herein, including those which were to survive the termination of such Existing Merger Agreement.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I.

                                 PLAN OF MERGER

Section 1.01    The Merger.
-------------   -----------
The Merger.  Upon the terms and subject to the  conditions  of this
Agreement, at the Effective Time (as defined in Section 1.03), in accordance with this Agreement, the DGCL and the FBCA, Parent shall contribute $2,500,000 to the capital of Merger Sub, TCD shall be merged with and into Merger Sub (the "Merger"), the separate existence of TCD shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and become a wholly-owned subsidiary of Parent and the shareholders of TCD shall receive from Merger Sub the consideration for their shares of TCD as set forth in Sections
2.01 and 2.02.

Section 1.02    Effect of the Merger.
------------    --------------------

The Merger shall have the effects set forth in the DGCL and the FBCA and shall be treated for federal and state income tax purposes by Parent, Merger Sub, TCD and the Shareholders as a purchase by Merger Sub from TCD, for the consideration set forth in Sections 2.01 and 2.02 (including the right to receive the deferred payments set forth therein), of TCD's assets and a transfer by TCD to the Shareholders of such consideration in complete liquidation. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of TCD and Merger Sub (collectively, the "Constituent Corporations") shall vest in the Surviving Corporation and all debts, liabilities and duties of the Constituent
Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.03      Effective Time of the Merger.
------------      -----------------------------

The Merger shall become effective at the date and time (the "Effective Time") as set forth in the properly executed certificate of merger to be filed with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger") and a properly executed certificate of merger to be filed with the Secretary of State of the State of Florida (the "Florida Certificate of Merger").

Section 1.04      Charter; Bylaws; Directors and Officers.
------------      ---------------------------------------

The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the DGCL. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the DGCL. The initial directors and officers of the Surviving Corporation shall be each individual serving as a director or officer of Merger Sub immediately prior to the Effective Time, each to hold their respective positions in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

Section 1.05      The Closing.
------------       ----------

The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of TCD's counsel at on March 3, 2004 at 9:00 a.m., local time (or at such other date, time or place as may be mutually agreed) provided, that all of the Closing deliveries set forth herein have been satisfied or waived (the "Closing Date").

Section 1.06      Further Assurances.
------------      ------------------

On and after the Effective Time, the Shareholders will from time to time, at the Surviving Corporation's request, promptly execute such instruments and take such other actions as the Surviving Corporation may reasonably request to vest, perform or confirm, of record or otherwise, in the Surviving Corporation, its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Merger Sub, or otherwise to evidence or implement the transactions contemplated by this Agreement.

Section 1.07      Deliveries at Closing.
------------      ----------------------

The parties shall have delivered or caused to be delivered the following items to each other as of the execution of this Agreement:

(a)  Deliveries of TCD.

(i) Resolutions of the Board of Directors of TCD approving the Merger and the transactions contemplated by this agreement.

(ii) Unanimous consents of the Shareholders approving the Plan and Agreement of Merger.

(iii) Secretary's Certificate.

(iv) The Termination Agreement, terminating the Existing Merger Agreement, in the form annexed hereto as Exhibit 1.07(iv) executed by TCD and the Shareholders.

(v) The Delaware and Florida Certificates of Merger, duly executed and delivered by TCD, in the form annexed hereto as Exhibit 1.07(vi).

(vi) The consulting services agreement, in the form attached hereto as Exhibit 5.05(c) (the "Consulting Services Agreement"), duly executed and delivered by Dale Polk, Jr.

(vii)The employment agreements, duly executed and delivered by Donald Polk and Les Polk, in the form attached as Exhibits 5.05(a) and (b) respectively (the "Employment Agreements").

(viii) Original stock certificates representing the TCD Shares.

(b)  Deliveries of Merger Sub or Parent.

(i) Payment of the amount set forth in Section 2.01(a) hereof, in cash or immediately available funds.

(ii) Resolutions of the Board of Directors of Merger Sub, approving the Merger and the transactions contemplated by this Agreement.

(iii)Resolutions of the Board of Directors of the Parent, approving the terms of this Agreement (including voting the shares of Merger Sub owned by Parent) and the Parent Guaranty.

(iv) The Parent Guaranty, duly executed and delivered by Parent.

(v)  The Termination Agreement, executed by Parent and Merger Sub.

(vi) The Delaware and Florida Certificates of Merger, duly executed and delivered by Merger Sub.

(vii)The agreements referred to in Section 1.07(a)(vi) and (vii), duly executed by Merger Sub and LRM, as applicable.

(viii) The Promissory Note (as defined in Section 2.03 hereof).

(ix) Opinion letter to the Shareholders regarding the perfection of security interests in collateral under Delaware law, substantially in the form attached hereto as Exhibit 1.07(ix).

(x)  The TCD Security Agreement (as defined in Section 2.03 hereto).

(xi) The LRM Guaranty (as defined in Section 2.03 hereto).

Article II.

                       CONVERSION AND EXCHANGE OF SHARES.

Section 2.01 Surrender and Exchange of Shares; Payment of Merger Consideration.

At the Effective Time, each outstanding share of common stock $5.00 par value of TCD shall, without further action on the part of any Person, be canceled and be converted into and become the right to receive from Merger Sub the "Merger Consideration" as defined below. The issued and outstanding shares of Merger Sub shall not be converted or exchanged in any manner, but each said share which is issued and outstanding at the Effective Time shall continue to represent one issued and outstanding share of Merger Sub. At the Closing, the Shareholders shall surrender all outstanding certificates, which prior thereto represented TCD Shares, to Merger Sub, and upon such surrender shall receive from Merger Sub such Shareholder's pro rata share of the "Merger Consideration" payable as set forth below. The words "pro rata" as used herein is the percentage of outstanding TCD Shares immediately prior to the Effective Time owned by a Shareholder. The "Merger Consideration" shall equal the sum of (i) fifteen million dollars ($15,000,000) (the "Fixed Merger Consideration") and (ii) the aggregate amounts payable in accordance with Section 2.02 (the "Contingent Merger Consideration").

(a)  At the Closing, Merger Sub shall pay the Shareholders $2,500,000.

(b) The balance of the Merger Consideration shall be paid to the Shareholders in eight (8) annual installments following the Closing with the first such payment due on or prior to January 31, 2006 and the last such payment due on or prior to January 31, 2013 (and such payments shall be deemed to be distributed to the Shareholders of TCD in complete liquidation), with each annual payment to be equal to 2.5% of the "Consolidated EBIDTA" of LRM for each calendar year, commencing with the calendar year ending December 31, 2005, up to a maximum aggregate of $12,500,000 for all payments under this subsection (b).

(c) "Consolidated EBIDTA" for the purposes of this paragraph 2.01 means: with respect to any fiscal period, LRM's and its subsidiaries' consolidated net earnings, if any, as determined before deduction for interest expense, taxes, depreciation and amortization for such period, as determined in accordance with generally accepted accounting principles as in effect from time to time in the United States, consistently applied ("GAAP") .

(d) In the event that 2.5% of the Consolidated EBIDTA of LRM during the first four years after the Closing Date (ending on December 31, 2008) is less than an aggregate of $2,000,000, Merger Sub shall pay to the Shareholders any amount by which $2,000,000 exceeds 2.5% of the aggregate Consolidated EBIDTA of LRM during this period within 30 days after the end of the fourth year.

(e) In the event that 2.5% of the Consolidated EBIDTA of LRM during the years five six and seven after the Closing Date (ending on December 31, 2011) total less than an aggregate of $3,000,000, Merger Sub shall pay to the Shareholders any amount by which $3,000,000 exceeds 2.5% of the aggregate Consolidated EBIDTA of LRM during the period, within 30 days after the end of the seventh year.

(f) At the end of the eighth year (ending December 31, 2012), in the event that the Shareholders have not been paid $15,000,000 by virtue of the payments set forth in Section 2.01 (a), (b), (d) and (e), Merger Sub shall pay on or prior to January 31, 2013, any amount by which $15,000,000 exceeds all monies paid to the Shareholders to date under Section 2.01(a), (b), (d) and
     (e) so that the total payments made aggregate $15,000,000. In the event that a cash payment is due the Shareholders pursuant to this paragraph, any Shareholder may elect to receive this payment in four equal annual payments beginning at the end of the eighth year set out above. Unpaid but due balances will carry interest equal to LIBOR plus one percent but not to the extent a Shareholder elects a deferral under the provisions of the prior sentence.

(g) The assurance of any such payments to be made pursuant to this Section is provided only by Merger Sub and guaranteed by LRM and Parent as set forth below. The Parties acknowledge that no such assurance is being provided by NOVA or any of NOVA's affiliates or subsidiaries other than Merger Sub, LRM and Parent.

Section 2.02    Ongoing Payments.

As additional Merger Consideration (the "Contingent Merger Consideration"), beginning January 1, 2013, the Shareholders shall be entitled to receive from Merger Sub payments annually equal to their pro rata share of 1% of the Net Income of LRM payable to the extent of and at the time of distribution of such Net Income to Merger Sub or 90 days after the end of each year, whichever is sooner; provided, however, that such obligation will cease if a majority of the equity in, or assets of, LRM are sold to an unaffiliated third-party of LRM, whether by merger, consolidation, exchange of interest or otherwise, excluding, however, any disposition by lease, license or any other similar transaction; further provided, that in connection with any such transaction, if such transaction is a sale of assets or equity by LRM, Merger Sub will make a payment to the Shareholders equal to 1% of the net proceeds of such transaction, or if such transaction takes the form of a sale by the Members of interests in LRM, Merger Sub will make a payment to the Shareholders equal to 1% of the aggregate net proceeds realized by all Members of LRM in such sale (including Merger Sub). In addition, in the event the Merger Sub or any of its Affiliates (as defined below) at any time sells any part of its interests in LRM in a transaction other than those described above, then Merger Sub shall pay to the Shareholders an amount equal to 1% of the gross proceeds of any such sale. "Net Income" means, with respect to any fiscal period, the consolidated net income of LRM and its subsidiaries for such period, as determined in accordance with GAAP.

Section 2.03 Evidence of Obligation to Pay Guaranty; Security.

(a) Merger Sub's obligation to pay the balance of the Fixed Merger Consideration set forth in Section 2.01(b), shall be evidenced by a promissory note in favor of the Shareholders (the "Promissory Note"), in the form attached hereto as Exhibit 1.07(b)(viii).

(b) The obligations of Merger Sub to pay the Fixed Merger Consideration set forth in Section 2.01(b) shall be secured by a lien and first interests in and to all of the assets acquired by LRM from Merger Sub (the "TCD Assets") pursuant to that certain asset purchase agreement dated as of the date hereof, such security interest to be evidenced by a security agreement executed and delivered by LRM in favor of the Shareholders (the "TCD Security Agreement"), in the form attached hereto as Exhibit 1.07(b)(x).

(c) The obligations of Merger Sub to pay the Fixed Merger Consideration set forth in Section 2.01(b) and the Contingent Merger Consideration set forth in Section 2.02, shall be guaranteed by LRM and Parent, to be evidenced by guaranties to be executed and delivered by Parent and LRM, respectively (the "Parent Guaranty" and the "LRM Guaranty", respectively), each in the form of Exhibits 1.07(b)(iv) and 1.07(b)(xi) hereto.

Section 2.04      Certain Successor Entities.

Notwithstanding anything to the contrary, in the event that either Parent or Merger Sub or any of its Affiliates acquires any equity interest or interest in revenue or profits in another entity (other than LRM) which is commercially exploiting any of the TCD Assets, then any funds received by either Parent, Merger Sub or any of their Affiliates as a result of such equity interests or interest in revenue or profits shall be included for the purpose of calculating Consolidated EBIDTA of LRM (to the extent not already included) for the purposes of the calculation specified in Section 2.01(b). For the purposes hereof, the term "Affiliate" shall mean any person, other than LRM, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Parent or Merger Sub. For the sake of clarity, it is agreed that in no event shall the payments attributable to this clause, when aggregated with the payments specified in Section 2.01(a), (b), (d) and (e), exceed the $15,000,000 specified in Section 2.01(f). In addition, if any such payments are received by Parent or Merger Sub or any of its Affiliates after January 1, 2013, the shareholders shall receive an aggregate of 1% of such payments, to the extent such payments are not duplicative of payments set forth in Section 2.02.

Section 2.05      Closing of Stock Transfer Books.

On and after the Effective Time there shall be no transfers on the stock transfer books of TCD of shares of capital stock of TCD that were issued and outstanding immediately prior to the Effective Time.

Section 2.06      Access to Information; Cost of Examination.

In order to  establish  the  Shareholders'  right to any  payments  pursuant  to
Section 2.04 hereof, Parent and Merger Sub shall, and to the extent applicable, shall cause their Affiliates, to provide to the Shareholders all information reasonablly necessary, and reasonable access to any books or records of Parent, Merger Sub or their Affiliates necessary, to assertain the amount payable to Shareholders in accordance with Section 2.04 hereof. In furtherance of the foregoing, Merger Sub shall reimburse the Shareholders for all costs incurred by Shareholders in connection with any examination (or audit) (including third party fees and costs required to be paid in connection therewith) if any such audit or exam shall determine or uncover the fact that more than 5% of the payments due in accordance with Section 2.04 hereof were not fully paid or paid when otherwise due.

Article III.

                        REPRESENTATIONS AND WARRANTIES OF
                            TCD AND THE SHAREHOLDERS

Each of TCD and the Shareholders, jointly and severally, represents and warrants to Parent and Merger Sub, as follows:

Section 3.01    Organization of TCD.

TCD is a corporation duly organized and validly existing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted and as proposed to be conducted. TCD is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. TCD has no direct or indirect subsidiaries and does not have (or possess any options or other rights to acquire) any direct or indirect ownership interests in any business, corporation, partnership, limited liability company, association joint venture, trust or other entity. A true, complete and correct copy of each of the Articles of Incorporation and the Bylaws of TCD as in effect on the date of this Agreement, including all amendments thereto, are attached as
Schedule 3.01(a) and (b) hereto.

Section 3.02    Authorization.

The execution and delivery by TCD and the Shareholders of this Agreement and each of the agreements, documents and instruments to be executed and delivered by them pursuant hereto (collectively, the "TCD Documents"), the performance by TCD and the Shareholders of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of TCD (including, but not limited to, the consent of TCD's shareholders and directors) and TCD and the Shareholders have all necessary power, authority and capacity, as the case may be, with respect thereto. This Agreement is, and when executed and delivered, each of the TCD Documents will be, valid and binding obligations of TCD and the Shareholders, as the case may be, enforceable against TCD and the Shareholders, as applicable, in accordance with their respective terms.

Section 3.03    Capitalization; Shares; Title.

(a) The TCD Shares constitute all of the issued and outstanding capital stock in TCD, all of which are owned by the Shareholders. Each of the TCD Shares has been duly authorized, validly issued and is fully paid and non-assessable. Except for the transactions contemplated by this Agreement, there are no outstanding rights, commitments or agreements of any kind to which TCD or any Shareholder is a party or by which TCD or any Shareholder is bound relating to any (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating TCD or any Shareholder to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in TCD or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of TCD to repurchase, redeem or otherwise acquire any capital stock or equity interest of TCD or (iii) voting trusts, proxies or similar agreements to which TCD or any Shareholder is a party with respect to the voting of the capital stock of TCD.

(b) Immediately prior to the Closing Date, each of the Shareholders shall have good and marketable title to the TCD Shares, free and clear of any mortgage, pledge, lien, charge, security interest, adverse claim within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code, restriction of any kind affecting title or encumbering property, real or personal, tangible or intangible, or encumbrances of any nature whatsoever (collectively, "Liens").

Section 3.04    No Violations.

Neither the execution and delivery of this Agreement by TCD or the Shareholders, nor the consummation by TCD or the Shareholders of the transactions contemplated hereby and thereby, as applicable, will: (a) violate, conflict with or result in any breach of any the provision of the Articles of Incorporation or the Bylaws of TCD; (b) subject any Permit (as defined in Section 3.07) to suspension, modification or revocation; (c) violate or conflict with any Laws (as defined in Section 3.07); or (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien upon any of the assets of TCD under any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation or other arrangement (written or oral) of any kind to which TCD is a party or by which TCD or any of its properties or assets may be bound.

Section 3.05    Consents.

No consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration or filing with (i) any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), or
(ii) any other Person, is required by the Shareholders or TCD in connection with the execution, delivery and performance of this Agreement and the TCD Documents, including, without limitation, the Merger.

Section 3.06    Litigation.

There are no claims, suits, actions or proceedings pending or, to the knowledge of TCD and the Shareholders, threatened, nor are there any inquiries,
investigations   or  reviews  pending  or,  to  the  knowledge  of  TCD  or  the
Shareholders, threatened, against, relating to or affecting TCD and the Shareholders, which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect (as defined in this Section 3.06), nor is TCD or the Shareholders subject to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal having such Material Adverse Effect. There are no, and to the knowledge of TCD and the Shareholders, there are no grounds for any, complaints or sanctions against TCD or its management by any clients or customers of TCD. For purposes of this Agreement, "Material Adverse Effect" shall mean, with respect to any person, business, corporation, partnership, limited liability company, association joint venture, trust or other entity (each, a "Person"), a material adverse effect on
(i) the validity or enforceability of this Agreement (ii) the ability of such Person to perform its obligations under this Agreement or (iii) the business, properties, assets or liabilities, prospects, financial condition or results of operation of such Person, taken as a whole.

Section 3.07    Compliance with Law; Permits.

TCD (i) has  complied  in all  respects  with  all  laws,  common  laws,  rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of any Governmental Entity applicable to TCD or its business, or by which any of TCD's properties or assets may be bound ("Laws"); (ii) has all consents, permits, licenses, orders, appointments, franchises, certificates, approvals, authorizations and registrations issued by any Governmental Entity which are necessary for the conduct of the Business ("Permits"), all of which are specified on Schedule 3.07; and (iii) is not in default with respect to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal, applicable to TCD, its business or any of its assets, properties or operations, except to the extent any such noncompliance, failure to have or default shall not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.08    Financial Statements.

(a) Attached hereto as Schedule 3.08 is a true, complete and correct copy of the following financial statements of TCD (collectively, the "Financial Statements"):

(i) the balance sheet of TCD as at December 31 for each of the years 2003 and 2004, as set forth in Schedule L of TCD's federal income tax returns (Forms 1120s) filed by TCD for its 2003 and 2004 tax years;

(b) The Financial Statements have been prepared by TCD's management in accordance with the accrual method of accounting, as utilized for income tax purposes, and in accordance with the instructions for completing TCD's Federal income Tax Returns, Form 1120s and Schedule L thereto, filed for its 2003 and 2004 tax years (and, as such, have not been prepared in accordance with GAAP). The Financial Statements have not been compiled, reviewed or audited by any outside accountant. The Financial Statements are true and correct in all material respects and fairly present the assets and liabilities of TCD as of the respective dates thereof, based on the accrual method of accounting, as adopted for Federal income Tax purposes, consistently applied, and the instructions to Schedule L of Form 1120s.

(c)     Undisclosed Liabilities.

There is no liability or obligation of TCD except (i) those that are disclosed, reflected or reserved against the Financial Statements and (ii) such liabilities or obligations incurred since December 31, 2004, in the ordinary course of business, consistent with past practice, and which, individually and in the aggregate, do not have a Material Adverse Effect.

Section 3.09   Receivables.

All accounts receivable of TCD have arisen, and as of the Effective Time will have arisen, from bona fide transactions in the ordinary course of the TCD's business consistent with past practice, net of reserves established in the ordinary course of the TCD's business consistent with past practice.

Section 3.10  Inventory.

The inventories of TCD reflected on the Financial Statements have been valued based on the accrual method of accounting, as applied for federal income tax purposes, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. The inventories of TCD contain no material amount of items not saleable or usable within twelve (12) months from the date thereof at normal profit margins consistent with historical sales practices. TCD is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

Section 3.11    Taxes.

For purposes hereof, "Tax" means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, duty, fee, assessment or charge of any kind whatsoever, imposed by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code Section 6901 or any similar provision of applicable law), as a result of Treas. Reg. 1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto, (ii) "Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return, (iii)"Tax Proceeding" means any audit, examination, review, assessment or reassessment, refund claim, litigation or other administrative judicial proceeding or other similar action by a Tax Authority relating to any Tax for which TCD is (or is asserted to be) or may be liable, the collection, payment, or withholding of any Tax, or any Tax Return filed by or on behalf of TCD, and (iv)"Tax Return" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority:

(a) TCD has elected to be taxed as an "S" corporation under the Code for all taxable periods of TCD. TCD has timely filed its election to be an "S" corporation and at all times has satisfied all the requirements necessary to qualify as an "S" corporation

(b) TCD has (i) duly and timely filed or caused to be filed with each relevant Tax Authority each Tax Return that is required to be filed by or on behalf of TCD on or prior to the Closing, including Tax Returns relating to its income, sales, assets or business, which Tax Returns are true, correct and complete, (ii) duly and timely paid in full, caused to be paid in full, all Taxes due and payable on or prior to the Closing, or (iii) has properly accrued on the books and records of TCD in accordance with the accrual method of accounting (as adopted for federal income tax purposes), a provision for the payment of all Taxes due or claimed to be due or for which TCD otherwise is or may be liable;

(c) TCD has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

(d) TCD has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code Sections 1441, 1442, 1445 and 3402;

(e) there is no lien for Taxes upon any asset or property of TCD (except for any statutory lien for any Tax not yet due);

(f) TCD does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. 1.1502-6), and TCD is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

(g) all Taxes assessed or proposed to be assessed with respect to TCD's income, sales, assets or business, or for which TCD is or may be liable and which are required to be paid on or before the Closing have been paid;

(h) no Tax Proceeding has ever occurred or is pending, or to TCD's or the Shareholders' knowledge, proposed, or threatened with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of TCD;

(i) the statute of limitations for any Tax Proceeding or the assessment or collection of any Tax for which TCD is or may be liable or with respect to TCD's income, sales, assets or business has never been extended or waived;

(j) TCD has never entered into any agreement with any Tax Authority (including, but not limited to, any Closing agreement within the meaning of Code
     Section 7121 or any analogous provision of applicable law relating to any Tax for which TCD is or may be liable or with respect to TCD's income, sales, assets or business;

(k) TCD is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code Sections 162, 280G or 404 or any similar provision of applicable law;

(l) TCD is not, nor has it been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(1)(A)(ii);

(m) TCD (i) has not adjusted or changed or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method,
     (ii) is not required to include in income any  adjustment  pursuant to Code
     Section 481(a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing that has economically accrued or is otherwise attributable to a period prior to the Closing nor accelerated any deductions into a period ending on or before the Closing that will or may economically accrue after the Closing;

(n) there is no power of attorney in effect relating to any Tax for which TCD is or may be liable or with respect to TCD's income, sales, assets or business; and

(o) no jurisdiction where TCD does not file a Tax Return has asserted, or to TCD's or the Shareholders' knowledge, threatened to assert any claim that TCD is required to file a Tax Return for such jurisdiction.

Section 3.12     Contracts.

Schedule 3.12 sets forth a complete and accurate list of the following contracts and commitments to which TCD is a party or by which any of its properties are bound, all of which have been provided to Merger Sub: (a) collective bargaining agreements and contracts with any labor union; (b) employment or consulting agreements or any agreements providing for severance, termination or similar payments; (c) leases, whether as lessor or lessee, involving real or personal property with annual rental payments in excess of $10,000; (d) loan agreements, mortgages, indentures, instruments or other evidence of indebtedness or commitments in each case involving indebtedness (or available credit) for borrowed money or money lent to others; (e) guaranty or suretyship, performance bond, indemnification or contribution agreements; (f) written contracts with customers or suppliers that require aggregate payments to or from TCD of more than $10,000 in any one-year period, other than contracts issued in the ordinary and usual course of business or terminable with thirty (30) days or less notice without premium or penalty; (g) joint venture, partnership, or other agreements evidencing an ownership interest or a participation in or sharing of profits;
(h) agreements, contracts or commitments limiting the freedom of TCD to engage in any line of business or compete with any other corporation, partnership, joint venture, company or individual; and (i) contracts that are terminable, or under which payments by TCD may be accelerated, upon a change in control of TCD. TCD has furnished or made available accurate and complete copies of the foregoing contracts and agreements to Parent. As to each contract and commitment referred to above (i) there exists no breach or default, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, default or permit termination, notification or acceleration, on the part of TCD or, to the knowledge of TCD, on the part of any third party which, with or without the giving of notice, lapse of time or the happening of any other event or condition, would have a Material Adverse Effect and (ii) as of the Effective Time, no third party consent, approval or authorization shall be required for the consummation of the transactions contemplated by this Agreement.

Section 3.13    Insurance.

Schedule 3.13 contains a true, complete and correct list of all policies of fire, liability, production, completion bond, errors and omissions, fidelity bonds, workmen's compensation and other forms of insurance owned or held by TCD and true, complete and correct copies of all such policies have previously been delivered to Merger Sub. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of TCD and the Shareholders, such policies (i) are sufficient for compliance with all material requirements of Law and of all agreements to which TCD is a party, (ii) are valid, outstanding and enforceable policies, (iii) provide insurance coverage for the assets and operations of TCD consistent with the coverage customarily maintained by similarly situated companies, (iv) will remain in full force and effect through the dates set forth in Schedule 3.13 without the payment of additional premiums and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. During the last three years TCD has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

Section 3.14    Intellectual Property.

Schedule 3.14 contains a complete and accurate list of all patents, invention disclosures, trademarks, trade dress, trade names and corporate names, domain names, trade secrets, uniform resource locators (URLs), keywords, logos, assumed names, copyrights, mask works, know-how; all registrations, applications and renewals for any of the foregoing; and other material intellectual property rights (together with the goodwill associated therewith, collectively the
"Intellectual Property"), including, without limitation, all contracts, agreements and licenses relating to any of the foregoing, owned by TCD or in which TCD has any rights. TCD is not obligated to pay any royalty or similar fee to any other party in connection with the TCD's use or license of any of the Intellectual Property. The transactions contemplated by this Agreement will not have a Material Adverse Effect on the right, title and interest of TCD as of the Effective Time in and to the Intellectual Property. TCD has not interfered with, infringed or is infringing on or otherwise come into conflict with any proprietary property belonging to any other person, firm or corporation. Except as set forth on Schedule 3.14, to the knowledge of TCD, no third party is interfering with, infringing on or otherwise coming into conflict with the Intellectual Property. Except as set forth on Schedule 3.14, TCD has not received any written notice of material invalidity, interference, infringement or misappropriation from any third party with respect to any of the Intellectual Property. TCD has good title to the Intellectual Property owned by TCD, free and clear of all Liens.

Section 3.15    Personal Property.

TCD has good title to all personal property material to the operation of its business as now being conducted, free and clear of all Liens, except for statutory Liens arising in the usual and ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, and all landlord's interests in all leased property, including but not limited to those items contained in Schedule 3.15.

Section 3.16      Real Property.

(a) Schedule 3.16 sets forth a description of all interests TCD has in Real Property. "Real Property" means all interests in real property, including, without limitation, improvements, and fixtures located on such real property, leasehold interests therein and any other interests in real property.

(b) All oral or written deeds, leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which TCD owns or leases to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases"), are legal, valid, binding and in full force and effect, and have not been assigned, modified, supplemented or amended. TCD owns the Real Property necessary to conduct its business as presently conducted. TCD has made available to Parent true and complete copies of the deed, and all material correspondence related to the Real Property owned by TCD. To the knowledge of TCD, it owns the Real Property and has good title to the Real Property, free and clear of all Liens, except for those restrictions which do not impair the current use, occupancy, value or title, of the Real Property subject thereto, and Liens for current taxes not yet due and payable.

Section 3.17    Environmental Matters.

(a) TCD is in compliance in all material respects with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals except to the extent such non-compliance or the absence of any such permit, license, certificate or approval would not be, singly or in the aggregate, reasonably expected to have a Material Adverse Effect. TCD has not been notified of any pending or threatened action, suit, proceeding or investigation and TCD is not aware of any facts, which (i) call into question, or would reasonably be expected to call into question, compliance by TCD with any Environmental Laws, (ii) seeks, or would reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the operation of TCD's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Substances, or (iii) seeks to cause, or would reasonably be expected to form the basis of a meritorious proceeding to cause, any property of TCD to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, any of which would reasonably be expected to have a Material Adverse Effect. TCD has not caused or permitted its business or property (whether real or personal, owned or leased and whether or not currently owned or occupied by any such entity) to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Substances, except in material compliance with all applicable Environmental Laws.

(b) TCD has not received notice of any violation or notice of regulatory requirements or has been notified of any threatened or pending action, suit, proceeding or investigation which suggests that TCD is a potentially responsible party with regard to any release or threatened release of Hazardous Substances.

(c) TCD has no liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, which liability would have a Material Adverse Effect.

(d) For purposes of this Agreement, the term "Environmental Laws" means any federal, state or local statute, common law, ordinance, code, rule, regulation, order, decree, injunction, agreement or permit regulating, relating to, or imposing liability or standards of conduct concerning, human health or the environment, including the emission, discharge or release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Water Pollution Control Act, 33 U.S.C.
     Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2610 et seq.; and the Federal Technical Standards and Corrective Action Requirements for Owners and Operators of Underground Storage Tanks, the Virginia Waste Management Act, Va.Code Sec.10.1-1400 through 10.1-1457 and the Virginia State Water Control Law, Va.Code Sec.62.1-44.2 through 62.1-44.34:28.

(e) For purposes of this Agreement, the term "Hazardous Substances " means any and all dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of real property to any regulatory actions or claims. "Hazardous Substances" shall include, without limitation, asbestos, airborne asbestos, polychlorinated biphenyls (PCBs), petroleum products, lead-based paint and urea-formaldehyde.

Section 3.18    Employee Benefits Matters.

Neither TCD, the Shareholders, nor any other company or entity which together with TCD constitute a member of a "controlled group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA, and/or Sections 414(b), (c), (m) or
(o) of the Code (hereinafter referred to collectively as the "Group")), has at any time adopted, maintained, or has any present or future obligation to contribute to or make payment under, any employee pension benefit, employee welfare benefit, pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance (including, without limitation, arrangements providing for benefits in the event of a change of ownership in whole or in part of TCD), disability, hospitalization, medical insurance, relocation, child care, educational assistance or other employee benefit plan as defined in Section 3(3) of ERISA or any program or other fringe benefit, or any employment, consulting, service or other contract of any kind whatsoever. No member of the Group is or has been within the last five (5) years obligated to contribute to any employee pension benefit plan subject to Title IV of ERISA (other than a multi-employer plan). No member of the Group currently has or has had, within the immediately preceding six (6) years, any obligation to contribute to any multiemployer plan as defined in Section 4001(a)(3) of ERISA or any employee benefit plan subject to
Sections 4063 or 4064 of ERISA. No member of the Group has completely or partially withdrawn from any multiemployer plan. TCD has no obligation to or on behalf of any retired or former employee with regard to any disability (long or short term), hospitalization, medical, dental or life insurance plans (whether insured or self-insured) or other employee welfare plan as defined in
Section 3(1) of ERISA maintained by TCD, other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended,
Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

Section 3.19      Employment Matters.

Schedule 3.19 sets forth a true and correct list of the name and total annual compensation of each current director, officer, employee, sales representative, consultant and agent of TCD, along with the date such current officer, employee, consultant, or sales representative and agent was hired or retained by TCD, (b) a description of the terms of services and benefits applicable to such person, and (c) any payments or commitments (whether formal or informal) to pay any severance or termination pay to any such persons or to any other person. Except as set forth on Schedule 3.19, TCD is not a party to any agreement, contract or other understanding, whether oral or written, with any union or other labor organization or other representative of its employees. Except as set forth on
Schedule  3.19,  there  is  no  pending,   threatened  or  noticed   litigation,
administrative action or complaint (whether from state, federal or local government or from any other person, group, or entity) relating to compliance with Title III of the Americans with  Disabilities  Act.  Except as set forth on
Schedule 3.19, TCD is in compliance in all respects with all applicable laws, policies, procedures and agreements, whether oral or written, relating to (i) any employment, (ii) the terms and conditions of employment and (iii) the proper withholding and remission to the proper Governmental Entity of all sums required to be withheld from employees or persons deemed to be employees under applicable Tax laws respecting such withholding. TCD has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.

Section 3.20      Customers and Suppliers.

Schedule 3.20 sets forth (i) a list of the sales of TCD for the fiscal year ended December 31, 2003 and December 31, 2004, (ii) a list of the ten customers with the highest dollar volume of purchases from TCD during each of those periods indicating the approximate total sales to each of those customers, and
(iii) a list of the ten largest suppliers of TCD during each of those periods. There has not been any adverse change in the business relationship of TCD with any such customer or supplier, and no Shareholder is aware of any threatened loss of any such customer or supplier.

Section 3.21      Product Claims.

No product liability claim is pending, or to the knowledge of the Shareholders threatened, against TCD or against any other party with respect to the products of TCD's business. There are no service and product liability claims seeking damages in excess of $5,000 asserted against TCD (or in respect of which TCD received notice) with respect to the products of TCD's business or TCD during the last three (3) years.

Section 3.22      No Material Adverse Change.

Since December 31, 2004, there has not been, and no event has occurred or circumstance has existed that may result in, a Material Adverse Effect. Notwithstanding anything herein to the contrary, all cash on hand in TCD's bank accounts immediately prior to the Effective Time, shall be distributed by TCD to the Shareholders.

Section 3.23      Bank Accounts.

Set forth in Schedule 3.23 is the name of each bank, safe deposit company or other financial institution in which TCD has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

Section 3.24      Full Disclosure.

No representation or warranty of the Shareholders or TCD contained in this Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of the Shareholders or TCD to Parent or any of its representatives pursuant hereto (including the Schedules hereto), contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein, taken as a whole, not misleading.

Section 3.25      [Intentionally Omitted]

Section 3.26      Brokers and Finders.

TCD has not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

Section 3.27      Independent Tax Counsel.

TCD and the Shareholders have consulted with their own tax advisor regarding tax consequences associated with entering into this Agreement.

Article IV.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally, represent and warrant to the TCD and the Shareholders, as follows:

Section 4.01      Organization of Parent and Merger Sub.

Parent is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted. Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted. LRM is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted and the business to be conducted through its purchase of the TCD Assets.

Section 4.02      Authorization of Parent.

The execution and delivery by Parent and Merger Sub as of this Agreement, and the execution and delivery by LRM of the TCD Security Agreement and the TCD Guaranty, and of each of the agreements, documents and instruments to be executed and delivered by it pursuant hereto, the performance by Parent, Merger Sub or LRM, as the case may be, of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Parent, Merger Sub and LRM, as the case may be, and each of Parent, Merger Sub and LRM have all necessary corporate (or limited liability company) power and authority with respect thereto. This Agreement is, and when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Parent and Merger Sub in connection with this Agreement will be, assuming the due authorization, execution and delivery of each such agreement by all of the other parties thereto, the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, and each of the TCD Security Agreement and the TCD Guaranty is, and when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by LRM in connection therewith will be, assuming the due authorization, execution and delivery of each such agreement by all of the other parties thereto, the valid and binding agreement of LRM, enforceable against LRM in accordance with its and their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors, rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


Section 4.03      No Violations.

Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by Parent, Merger Sub and LRM in connection herewith, nor the consummation by Parent, Merger Sub or LRM, as the case may be, of the transactions contemplated hereby and thereby will:
(a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, Merger Sub or the Certificate of Formation or Operating Agreement of LRM; (b) subject to compliance with the statutes and regulations referred to in Section 4.04 hereof applicable to
Parent, Merger Sub or LRM, violate or conflict with any Laws applicable to Parent, Merger Sub or LRM or by which any of their properties or assets may be bound; or (c) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or, except as set forth in the TCD Security Agreement, the Envirokare Security Agreement (as hereinafter defined), the TCD Guaranty and the Parent Guaranty, result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets (including the TCD Assets) of Parent, Merger Sub or LRM, as the case may be, under any note, bond, mortgage, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent, Merger Sub or LRM is a party or by which Parent or Merger Sub or any of its or their respective properties or assets may be bound; excluding from the foregoing clauses (b) and
(c) such violations, conflicts, breaches and defaults which, in the aggregate, would not have a Material Adverse Effect.

Section 4.04      Governmental Consents.

No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent, Merger Sub or LRM in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Parent, Merger Sub or LRM in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, except as may be required by the Securities and Exchange Commission (the "SEC").

Section 4.05      Brokers and Finders.

Neither Parent nor Merger Sub has employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

Section 4.06      SEC Reports and Financial Statements.

Each form, report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2003 (as such documents have been amended prior to the date hereof, the "Parent SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder. None of the Parent SEC Reports, as of the date on which such SEC Report was declared effective pursuant to the Securities Act or the date on which such SEC Report was filed pursuant to the Exchange Act, as applicable, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Parent and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Section 4.07      Approvals of Parent and Merger Sub.

The Boards of Directors of Merger Sub, as of the date of this Agreement, has determined (i) that the Merger is fair to, and in the best interests of Merger Sub and its sole stockholder, and (ii) Parent, as sole stockholder of Merger Sub has approved and adopted this Agreement and approved the Merger.

Article V.

                  COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

Section 5.01      Employment Agreements.

At the Closing, Polk Jr. shall enter into the Consulting Services Agreement with LRM, and Donald Polk and Les Polk shall each enter into the Employment Agreements with Merger Sub.

Section 5.02 Commercially Reasonable Efforts; Agreement to Cooperate; Further Assurances.

Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts (except as otherwise explicitly provided herein) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and contracts to consummate and make effective the transactions contemplated by this Agreement including, without limitation, providing information in accordance with the terms of this Agreement and using its commercially reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with the transaction as expeditiously as possible). In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take all such reasonably necessary actions. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

Section 5.03      Expenses.

Each of the parties will bear his or its own costs and expenses (including legal
fees  and  expenses)   incurred  in  connection  with  this  Agreement  and  the
transactions contemplated hereby.

Section 5.04      Tax Matters.

(a) The Shareholders shall prepare final Federal and State income Tax Returns for TCD as of and through the close of business on the date of the Effective Time. Merger Sub will be permitted to review such return. TCD's tax year as an "S" corporation will terminate as of the close of business on the date of the Effective Time. The Shareholders shall reimburse Merger Sub for Taxes of TCD with respect to such periods within fifteen (15) days after payment by Merger Sub to the extent such Taxes are not reflected in the reserve for Taxes shown on TCD's Financial Statements, and to the extent Merger Sub is liable for such taxes.

(b) The Shareholders, Merger Sub and Parent shall reasonably cooperate, and shall cause their respective representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax audits and Tax deficiencies with respect to all taxable periods. Merger Sub and the Shareholders each recognizes that the other parties may need access, from time to time, after the Closing, to certain accounting and Tax records and information held by either of them that pertain to events occurring prior to the date of the Closing. Each of the parties therefore agrees to allow the other parties and their representatives, at times and dates reasonably acceptable to such party, to inspect, review and make copies of such records as the parties may deem necessary or appropriate, provided such activities are conducted during normal business hours on reasonable advance notice.

(c) Parent, Merger Sub and the Shareholders further agree, upon reasonable request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

(d) The Parent, Merger Sub, TCD and the Shareholders agree to treat the transaction for federal and state income tax purposes as a purchase by Merger Sub from TCD of its assets in exchange for the consideration set forth in Sections 2.01, 2.02 and 2.04 followed by a distribution in complete liquidation by TCD of such consideration (including, but not limited to, the right to the deferred payments set forth therein) to its Shareholders, pro rata, in proportion to their relative ownership of TCD Shares immediately before the Effective Time.

(e) Merger Sub agrees that it shall not amend any Federal or State income Tax Returns of TCD for any Tax period ending on or before the date of the Effective Time, without the prior written consent of the Shareholders. In the event that Merger Sub shall receive any notice from any Tax Authority of its intent to audit or examine any Federal or State income Tax Return of TCD for any Tax period ending on or before the Effective Time, Merger Sub shall promptly notify the Shareholders thereof and forward to the Shareholders all notices, documents or other information which Merger Sub shall receive with respect thereto. In the event of any examination or audit of any Federal or State income Tax Return of TCD for any Tax period ending on or before the Effective Time, the Shareholders shall have the sole right and authority to represent TCD in connection therewith, and to settle such audit or exam (including the right to enter into such settlement agreements or closing agreements, with respect thereto, as the Shareholders shall determine), on behalf of TCD, as its authorized representative, on such terms and conditions as the Shareholders shall determine in their sole discretion; provided, that Merger Sub will be permitted to review the settlement terms; and, provided, further that, the Shareholders shall pay any Taxes of TCD resulting from any such audit or examination.

Section 5.05      Filings of Security Interests.

The parties agree to take all actions, and execute and deliver all such documents, as may be necessary or appropriate to perfect the security interests in and to the collateral described in the TCD Security Agreement, as promptly as possible following the Closing. In furtherance thereof, the parties agree to file or coordinate their filing of the applicable Financing Statements and Security Agreements perfecting the respective liens and security interests in and to the collateral described in the TCD Security Agreement which LRM is granting both the Shareholders under the TCD Security Agreement and Merger Sub under that certain Security Agreement (the "Envirokare Security Agreement"), dated as of even date herewith (to secure the obligations of LRM to Merger Sub arising from Merger Sub's sale to LRM of the TCD Assets), to ensure that the lien and security interest in such collateral granted the Shareholders is superior to and has preference over the security interest therein granted or to be granted Merger Sub under the Envirokare Security Agreement, including coordinating their filings with the United States Patent and Trade Office and their filings of the applicable Financial Statements in the appropriate jurisdiction (or jurisdictions) necessary or appropriate to perfect the parties' respective security interests therein, to ensure that the Shareholders' security interest in such collateral is superior to and has preference over the lien and security interest therein granted Merger Sub.

Article VI.

                           CONDITIONS TO THE CLOSINGS

Section 6.01      Conditions to the Closing.

The sole condition to the Closing shall be the completion of the filing of the Delaware and Florida Certificates of Merger as provided in Section 1.03. If the Certificates of Merger are not accepted for filing, then the parties shall make such non-substantive adjustments as may be required by the Secretary of State of Delaware or Florida, as the case may be. If for any reason the Certificates of Merger are not filed on or prior to 4:00 p.m. on March 4, 2005, this Agreement shall terminate and the parties will be restored to their respective rights and obligations prior to the execution of this Agreement. Notwithstanding the foregoing, if any party breaches this Agreement, such party shall remain liable for such breaches notwithstanding such termination.

Article VII.

                                 INDEMNIFICATION

Section 7.01      Survival.

Notwithstanding any investigation made by each of the parties hereto: (i) all representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.11, 3.16, 3.17, 3.18, 3.19, 3.21, 4.01, 4.02, 4.03, 4.05 and 4.07 shall survive the
Closing and continue in full force and effect thereafter (subject to applicable statutes of limitation) and (ii) all other representations and warranties of each of the parties in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter.

Section 7.02      Indemnification by TCD and the Shareholders.

The Shareholders (and, if the transactions contemplated herein are not consummated, TCD), jointly and severally, shall indemnify, defend and hold harmless Parent and Merger Sub, each of their successive successors and assigns and their directors, officers, agents, representatives and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all liability, loss, damage, claim, charge, action, suit, proceeding, investigation, deficiency, Tax, interest, penalty, reasonable cost and reasonable expense (including, without limitation, reasonable attorney's fees) (a "Loss") imposed on, incurred or suffered by or asserted against any Purchaser Indemnified Party, to the extent such Loss results from or arises out of: (a) any breach of any representation or warranty of TCD or the Shareholders contained in this Agreement, except for representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.11, 3.16, 3.17, 3.18, 3.19 and 3.21, (b) any breach of any representation or warranty of TCD or the Shareholders contained in Sections 3.01, 3.02, 3.03, 3.11, 3.16, 3.17, 3.18, 3.19 and 3.21 (c) any breach of any covenant of TCD or the Shareholders set forth in this Agreement including, without limitation Articles V and VI and (d) the ownership or operation of TCD or its business prior to the Closing Date; provided, however, that (i) neither the Shareholders nor TCD shall have any liability for indemnification with respect to the matters arising under clause (a) of this Section 7.02, until the aggregate of all such Losses exceeds $50,000.

Section 7.03      Indemnification by Parent and Merger Sub.

Parent and Merger Sub shall jointly and severally indemnify, defend and hold harmless the Shareholders (and, if the transaction contemplated herein is not consummated, TCD and its directors, officers, agents, representatives and employees) and their successive successors and assigns (collectively, the "Seller Indemnified Parties" and, together with the Purchaser Indemnified Parties, collectively referred to as the "Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Seller Indemnified Party, directly or indirectly, to the extent resulting from, arising out of, or incurred with respect to (a) any breach of any representation or warranty of Parent and Merger Sub contained in this Agreement, except for Sections 4.01, 4.02, 4.03, 4.05 and 4.07, (b) any breach of any representation or warranty of Parent and Merger Sub contained in Sections 4.01, 4.02, 4.03,
4.05 and 4.07 and (c) any breach of any covenant of Parent or Merger Sub set forth in this Agreement; provided, however, neither Parent nor Merger Sub shall have any liability for indemnification with respect to the matters arising under clause (a) of this Section 7.03, to the extent the aggregate of all such Losses exceeds $200,000.

Section 7.04      Indemnification Procedures.

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver to the party against whom indemnification is sought in accordance with Section
     7.02 or 7.03, as the case may be (an "Indemnifying Party"), notice of its claim for indemnification with reasonable promptness after determining to make such claim. The failure by any Indemnified Party to so notify the Indemnifying Party, as the case may be, shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party shall have been materially and adversely prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction as provided in Section 8.04.

(b) If any claim for indemnification under Section 7.02 or 7.03 involves the claim of any third party against an Indemnified Party (a "Third-Party Claim"), the Indemnifying Party shall, upon notice as provided above, assume control over the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its assumption of the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnified Party as a result of any settlement or compromise thereof that is effected by the Indemnified Party (without the written consent of the indemnifying party).

(c) Anything in Section 7.04 notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Third-Party Claim and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a conflict of interest between such parties may exist in respect of such Third-Party Claim, then the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorney's fees and disbursements, incurred by the Indemnified Party in such defense.

(d) If the Indemnifying Party assumes the defense of any such Third-Party Claim, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party reasonable access to the books and records of the Indemnified Party and otherwise provide reasonable assistance to the Indemnifying Party in conducting such defense. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Third-Party Claim. Provided that proper notice is duly given, if the Indemnifying Party shall fail promptly and diligently to assume the defense thereof, then the Indemnified Party may respond to, contest and defend against such Third-Party Claim (but the Indemnifying Party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the Indemnifying Party the entire cost and expense thereof including, without limitation, reasonable attorney's fees and disbursements and all amounts paid or foregone as a result of such Third-Party Claim, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

(e) Notwithstanding the foregoing provisions of this Section 7.04, in circumstances where Section 7.04(c) does not apply and the Indemnifying Party has diligently assumed the defense of the Third-Party Claim, the Indemnified Party shall nonetheless have the right at its own cost and expense to take over and assume the control (as to itself) of the defense or settlement of the Third-Party Claim. The Indemnifying Party shall not be liable under this Article IX for any settlement or compromise effected without its consent.

(f) The amount of any Loss for which indemnification is provided hereunder shall be reduced pro tanto by any amount recovered by an Indemnified Party (whether by payment, discount or otherwise) from any third party, including without limitation under any insurance policy. If such recovery occurs subsequent to any payment by the Indemnifying Party pursuant to this Section, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of such recovery up to the amount paid by the Indemnifying Party with respect to such claim.

Section 7.05      Exclusive Remedy.

Each of the parties hereto  acknowledges that  indemnification  pursuant to this
Article VII shall be the exclusive remedy of any Indemnified Party with respect to a Third-Party Claim relating to any breach of a representation or warranty under this Agreement, provided that (a) nothing herein shall be deemed to limit or restrict any party's rights or remedies based upon, or arising out of or otherwise in respect of, fraud and (b) nothing herein shall be deemed to limit or restrict any party's rights or remedies prior to the Closing Date, including rights or remedies based upon equitable principles (including specific performance and injunctive relief) and, in that connection, each party against whom such equitable remedies are being sought agrees that money damages would not be a sufficient remedy in any such instance and that the party seeking such relief shall be entitled, without the necessity of actual monetary loss being proved or the posting of a bond, to such equitable relief.

                                 Article VIII.

                                  MISCELLANEOUS

Section 8.01      Amendment, Modification and Waiver.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

Section 8.02      Entire Agreement.

This Agreement (together with the schedules, exhibits and other agreements, documents and instruments delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, among the parties or any of them with respect to the subject matter hereof.

Section 8.03      Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at their respective addresses set forth herein or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware without regard to choice or conflict of laws principles. Each party to this Agreement hereby expressly agrees that in the event of any legal or equitable action arising under this Agreement, the venue of such action shall lie exclusively within the state courts of Florida located in Brevard County, Florida or in the United States District Court for the Middle District of Florida, Orlando Division, Orange County, Florida and the parties hereto do hereby specifically waive any other jurisdiction and venue. In furtherance thereof, each party agrees that it shall not attempt to deny or defeat personal jurisdiction of any such court by motion or other request for leave from such court and agrees not to bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.


Section 8.04      Headings.

The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.05      Assignment; Binding Agreement.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign or delegate either this Agreement or any of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent in which event Parent will remain liable hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 8.06      Third Party Beneficiaries.

Nothing in this Agreement, express or implied, is intended to or shall confer upon any individual or entity other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.07      Legal Representation.

The parties acknowledge and agree that (i) they have participated in the negotiation of this Agreement and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any arbitrator, court or government or judicial authority by reason of such parties having been deemed to have structured or drafted such provisions; (ii) the parties at all times have had access to and utilized attorneys in the negotiation, preparation and execution of this Agreement; and (iii) the parties and their attorneys have had an opportunity to review and analyze this Agreement for sufficient period of time prior to execution and delivery hereof.

Section 8.08      Specific Performance.

The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

Section 8.09      Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 8.10      Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has signed this Agreement or caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                          ENVIROKARE COMPOSITE CORP.
                          Address:   2255 W. Glades Road, Suite 112E
                                     Boca Raton, Florida 33431

                          By: /s/ John Verbicky
                          ------------------------------
                          Name:   John Verbicky
                          Title:  Chief Executive Officer


                          THERMOPLASTIC COMPOSITE DESIGNS, INC.
                          Address:     7400 State Road, #46
                                       Mims, Florida 32754

                          By: /s/ Dale Polk, Jr.
                          -------------------------------
                          Name:   Dale Polk, Jr.
                          Title:  Vice President


                          ENVIROKARE TECH, INC.
                          Address:     2255 W. Glades Road, Suite 112E
                                       Boca Raton, Florida 33431

                          By: /s/ John Verbicky
                          ------------------------------
                          Name:   John Verbicky
                          Title:  Chief Executive Officer



                          By:/s/ Dale Polk, Sr.
                          ------------------------------
                                   DALE POLK, SR.
                          Address: c/o Thermoplastic Composite Designs, Inc.
                                       7400 State Road, #46
                                       Mims, Florida 32754


                          By: /s/ Dale Polk, Jr.
                          --------------------------------
                                    DALE POLK, JR.
                          Address:  7483 Windover Way
                                    Titusville, Florida